Exhibit 32.1

                 CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies in his capacity as an officer of InMedica Development Corporation (the Company) that the Quarterly Report of the Company on Form 10QSB for the period ended March 31, 2004 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such periods and the results of operations of the Company for such periods.


/s/ Ralph Henson
 Ralph Henson, Chief Executive Officer

/s/ Richard Bruggeman
Richard Bruggeman, Chief Financial Officer